                                                                   Exhibit 10.32

The omitted portions indicated by brackets have been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2, promulgated under the Securities Exchange Act of 1934, as amended.

                         FUMED ALUMINA SUPPLY AGREEMENT

                  This Fumed Alumina Supply Agreement ("Agreement") is made and is effective as of this twelfth (12th) day of December, 2001 (the "Effective Date") by and between Cabot Corporation, a Delaware corporation ("Cabot") and Cabot Microelectronics Corporation, a Delaware corporation ("CMC"). Cabot and CMC hereinafter are each sometimes referred to individually as a "Party" and collectively as the "Parties." The Parties agree that except as otherwise explicitly stated herein, nothing in this Agreement amends or modifies, or is intended to amend or modify, any of the terms or conditions of, or the rights, duties or obligations of either of the Parties under, that certain Fumed Metal Oxide Supply Agreement by and between the Parties executed January 20, 2000 ("FMO Agreement").

                                    RECITALS

         WHEREAS, CMC is a producer, manufacturer and supplier of slurries ("Slurries") used in chemical mechanical polishing, a polishing process used in the manufacturing of integrated circuit and other devices, and possesses certain proprietary technology for the production of such Slurries;

         WHEREAS, fumed alumina is a chemical used in the production of Slurries, and CMC desires to have Cabot provide CMC certain fumed alumina and Cabot desires to provide certain fumed alumina to CMC;

         WHEREAS, Cabot is a producer, manufacturer and supplier of fumed metal oxides, including without limitation fumed alumina, and possesses certain proprietary technology for the production of such fumed metal oxides;

         WHEREAS, pursuant to the FMO Agreement CMC currently purchases from Cabot fumed alumina produced at Cabot's pilot plant in Tuscola, Illinois, USA (the "Tuscola Pilot Plant"), which CMC uses in the production of Slurries; and

         WHEREAS, Cabot has constructed, and owns, and will operate and maintain a commercial production unit at its production facilities in Tuscola, Illinois, USA ("Tuscola Unit C") for the primary purpose of producing fumed alumina to be sold by Cabot to CMC and purchased by CMC from Cabot subject to the terms of this Agreement.

         NOW THEREFORE, the Parties do hereby agree as follows:

       CABOT MICROELECTRONICS CORPORATION - CABOT CORPORATION CONFIDENTIAL
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1.       TUSCOLA UNIT C AND TUSCOLA PILOT PLANT

         1.1 Tuscola Unit C. (a) Cabot owns and has had designed and constructed, and shall operate and maintain, Tuscola Unit C which initially has been designed to produce fumed alumina ("Unit C Fumed Alumina"), all of which so produced during the Term of this Agreement will be provided by Cabot to, and, subject to CMC's orders, accepted by CMC for CMC's purchase, except as may be otherwise provided in this Agreement.

         (b) For the purposes of this Agreement, "InSpec Fumed Alumina" shall mean Unit C Fumed Alumina or Substitute Fumed Alumina (as defined in Section 1.3) that conforms to the specifications set forth in Section 3 and Exhibit A to this Agreement, and "OQ Fumed Alumina" shall mean all Unit C Fumed Alumina other than InSpec Fumed Alumina. Before shipment to CMC, Cabot agrees to identify and inform CMC of all Unit C Fumed Alumina that Cabot has then determined as OQ Fumed Alumina. For purposes of this Agreement, "Unit C Total Annual Design Amount" shall mean [] lbs (plus the total annual design amount of any Unit C Capacity Expansion as provided in 1.1(e) below other than a Unit C Capacity Expansion for Cabot's use as provided in clause (iii) of such section). For purposes of this Agreement, "Unit C Maximum Capacity Rate" shall mean [] lbs per month plus the maximum capacity rate of any Unit C Capacity Expansion as provided in 1.1(e) below other than a Unit C Capacity Expansion for Cabot's use as provided in clause (iii) of such section.

         (c) For the purposes of this Agreement, "Tuscola Unit C Production Capacity" shall mean (i) for the period ending September 30, 2002, [] lbs per year of InSpec Fumed Alumina (plus [] percent ([]%) of the total annual design amount of any Unit C Capacity Expansion as provided in 1.1(e) below other than a Unit C Capacity Expansion for Cabot's use as provided in clause (iii) of such section) and (ii) for the period beginning October 1, 2002, [] lbs per year of InSpec Fumed Alumina (plus [] percent ([]%) of the total annual design amount of any Unit C Capacity Expansion as provided in 1.1(e) below other than a Unit C Capacity Expansion for Cabot's use as provided in clause (iii) of such section), all of which so produced during the Term of this Agreement will be provided by Cabot to, and, subject to CMC's orders, accepted by, CMC for CMC's purchase, except as may be otherwise provided in this Agreement.

         (d) During the term of this Agreement, Cabot shall use all commercially reasonable efforts to produce InSpec Fumed Alumina in an amount no less than Tuscola Unit C Production Capacity. Notwithstanding anything to the contrary in this Agreement, Cabot agrees to use all commercially reasonable efforts so that no less than [] percent ([]%) of the Unit C Fumed Alumina that it manufactures in Tuscola Unit C will be InSpec Fumed Alumina, and no more than [] percent ([]%) of the Unit C Fumed Alumina that it manufactures in Tuscola Unit C will be OQ Fumed Alumina. If, in any given calendar month of the Term of this Agreement, less than [] percent ([]%) of the Unit C Fumed Alumina produced by Tuscola Unit C is InSpec Fumed Alumina, and such is not the direct result of Force Majeure events as described in Section 8.10 of this Agreement, or directly caused by the CMC [] (as defined in Section 1.9), as independently verified by CMC or Cabot and mutually agreed upon by the Parties, Cabot shall use all commercially reasonable efforts to return and maintain the quality of Tuscola Unit C's total monthly production of Unit C Fumed Alumina to no less than [] percent ([]%) of InSpec Fumed Alumina.

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         (e) In the event that, because of a request from CMC or otherwise, either Party desires to expand the production capacity of Tuscola Unit C (through debottlenecking, load rate increases, or otherwise) during the term of this Agreement, and upon analysis, such expansion is both possible and commercially reasonable (a "Unit C Capacity Expansion"), Cabot shall promptly notify CMC of Cabot's analysis and initial estimate of costs and schedule of such a Unit C Capacity Expansion, and CMC shall have the right to the additional Unit C Fumed Alumina resulting from such Unit C Capacity Expansion during the Term of this Agreement, or as otherwise agreed to by the parties. For any such Unit C Capacity Expansion requested by CMC, CMC shall thereafter notify Cabot, within thirty (30) days of its receipt of such Cabot notice, of CMC's decision, at its sole discretion, to proceed or not to proceed with such a Unit C Capacity Expansion, and if CMC decides to proceed with such Unit C Capacity Expansion, its agreement to include the additional Unit C Fumed Alumina resulting from such Unit C Capacity Expansion under the terms of this Agreement, and its agreement to compensate Cabot for the capital and related costs required to complete the Unit C Capacity Expansion as provided in Schedule 1, Paragraph II.3. For any such Unit C Capacity Expansion not requested by CMC, CMC shall thereafter notify Cabot, within thirty (30) days of its receipt of such Cabot notice, of CMC's election, at its sole discretion, of one of the following: (i) CMC's decision not to consent to such a Unit C Capacity Expansion; (ii) CMC's consent to proceed with such Capacity Expansion and its agreement to include the additional Unit C Fumed Alumina resulting from such Unit C Capacity Expansion under the terms of this Agreement and its agreement to compensate Cabot for the capital and related costs required to complete the Unit C Capacity Expansion as provided in Schedule 1, Paragraph II.3; or (iii) CMC's consent to such Unit C Capacity Expansion for Cabot's use, provided that Cabot does not use any additional Unit C Fumed Alumina resulting from the Unit C Capacity Expansion for a Competitive Use (as defined in this Agreement) or sell any such additional Unit C Fumed Alumina to any Competitor (as defined in this Agreement) as provided in Section 1.6, and agreement not to include the additional Unit C Fumed Alumina resulting from such a Unit C Capacity Expansion under the terms of this Agreement (in which event CMC shall not be responsible to compensate Cabot for the capital required to complete such expansion).

         1.2 Source. Except as otherwise agreed to by the parties or as provided in Sections 1.3 and 1.4, all Fumed Alumina to be provided to CMC by Cabot and purchased by CMC from Cabot under this Agreement shall be produced by Cabot and only at Tuscola Unit C.

         1.3 Tuscola Pilot Plant. Notwithstanding Section 1.2, if and only if in any given calendar month during the Term of this Agreement but prior to July 1, 2005: (i) Cabot at Tuscola Unit C is unable to meet CMC's supply requirements for Fumed Alumina (as defined in Section 1.7) for such month or (ii) CMC cannot meet its customers' performance requirements for Fumed Alumina using Unit C Fumed Alumina, then to the extent (and only to the extent) of any FA Shortfall (as defined in Section 1.4), Fumed Alumina to be provided to CMC under this Agreement shall be produced by Cabot at the Tuscola Pilot Plant (the "Substitute Fumed Alumina") and the terms of this Agreement shall govern the purchase and sale of any such Substitute Fumed Alumina, including without limitation the provisions of Section 5 and Schedule 1, Paragraph I.2. For purposes of the foregoing sentence, unless expressly waived in writing by CMC, only Substitute Fumed Alumina that is InSpec Fumed Alumina shall be be used to cover any FA Shortfall. For purposes of Section 1.4, unless expressly waived in writing by

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CMC, only Substitute Fumed Alumina that is InSpec Fumed Alumina shall be used in calculating the Total FA Shortfall and the Total Annual FA Shortfall (as each is defined in Section 1.4). Except to the extent of any Excess OQ Alumina as provided in Section 3.3(b), the price of Substitute Fumed Alumina produced at the Tuscola Pilot Plant and supplied by Cabot to CMC to cover any FA Shortfall shall be determined by using the Variable Costs Rate (as set forth in Schedule
1, Paragraph I.2). The price of Fumed Alumina produced at the Tuscola Pilot
Plant and supplied by Cabot to CMC, prior to July 1, 2005, other than Substitute Fumed Alumina, shall be the then prevailing price of Fumed Alumina from the Tuscola Pilot Plant under the FMO Agreement as then in effect at the time of sale and shall be provided under the terms of the FMO Agreement. Substitute
Fumed Alumina supplied pursuant to this Agreement shall be limited only to the amount of Fumed Alumina reasonably needed by CMC to fill such customers' orders or supply requirements and all other Fumed Alumina shall be produced by Tuscola Unit C. For the purposes of this Agreement, all Unit C Fumed Alumina produced at Tuscola Unit C as well as any Substitute Fumed Alumina produced at the Tuscola Pilot Plant pursuant to this Section 1.3 and this Agreement shall be included within the definition of "Fumed Alumina". If, by June 30, 2005, Cabot and CMC do not have an agreement for supply of Fumed Alumina from a Cabot unit other than Tuscola Unit C or the Tuscola Pilot Plant, or CMC is unable to qualify with its customers Fumed Alumina from a Cabot unit other than Tuscola Unit C or the Tuscola Pilot Plant, then subsequent to June 30, 2005 through the termination date of this Agreement, to the extent (and only to the extent) of any FA Shortfall, Cabot will supply to CMC Substitute Fumed Alumina under the terms and conditions of this Agreement, including the Variable Cost Rate price referenced above, subject to the following conditions: CMC will reimburse Cabot for expenditures for only the actual replacement of process equipment and physical infrastructure in the Tuscola Pilot Plant that is not shared with other Cabot units ("Tuscola Pilot Plant Fumed Alumina Process Equipment"), provided that such Tuscola Pilot Plant Fumed Alumina Process Equipment is purchased between July 1, 2005 and the termination date of this Agreement, and Fumed Alumina is not being produced by Cabot in the Tuscola Pilot Plant for other Cabot customers at the time of Cabot's expenditure for Tuscola Pilot Plant Fumed Alumina Process Equipment; provided however, that (i) in the event Cabot produces Fumed Alumina in the Tuscola Pilot Plant for other Cabot customers or Cabot's internal use within the twelve (12) months following such Cabot expenditure, Cabot shall reimburse CMC for CMC's reimbursement under this Section, and, (ii) CMC's obligation to reimburse Cabot for expenditures for only the actual replacement of Tuscola Pilot Plant Fumed Alumina Process Equipment between July 1, 2005 and the termination date of this Agreement will not exceed the expenditures made by Cabot for only the actual replacement of Tuscola Pilot Plant Fumed Alumina Process Equipment between June 1, 2000 and June 30, 2005.

         1.4 Third-Party Manufacture; Certain Shortfalls. (a) Notwithstanding
Section 1.2, Cabot shall take all commercially reasonable efforts, except as limited below, to assist CMC in securing supply of InSpec Fumed Alumina from a third party (subject in all events to Cabot's intellectual property rights) if and only if: (i) Tuscola Unit C and the Tuscola Pilot Plant are both unable and/or have failed to meet CMC's supply requirements of Unit C Fumed Alumina for [] (except to the extent directly caused by the CMC [] (as defined in Section 1.9), as independently verified by CMC or Cabot and mutually agreed upon by the Parties); or (ii) in the case of an event described in Section 8.10 (entitled "Force Majeure") and as a result of such Force Majeure events Cabot will not likely be able to meet CMC's supply requirements for each of the next

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three (3) consecutive calendar months; provided, however, that for both clauses
(i) and (ii), in the case of Tuscola Unit C, such requirements for each such months did not or do not exceed [] of the Tuscola Unit C Production Capacity and, in the case of the Tuscola Pilot Plant, such requirements do not exceed Cabot's Maximum Supply Obligation (as defined in the FMO Agreement). In any such circumstances, Cabot shall not be responsible or required to take any such effort as to amounts needed by CMC in excess of the Total FA Shortfall (as defined below). For purposes of this Agreement the "FA Shortfall" for a calendar month shall equal the difference between (i) the lesser of (A) [] ([]) of Tuscola Unit C Production Capacity and (B) the amount of Unit C Fumed Alumina ordered by CMC for such calendar month minus (ii) the amount of InSpec Fumed Alumina available from Tuscola Unit C (if >[]).

         (b) In the event CMC experiences a Total FA Shortfall (as defined below) for [] (but not for reasons of Force Majeure events or because of CMC [], as independently verified by CMC or Cabot and mutually agreed upon by the Parties), CMC's monthly payments for Fixed Costs and quarterly payments for Initial Capital Costs, Replacement Capital Costs and Additional Capital Costs ("Quarterly Payments") shall be pro-rated for the Total FA Shortfall as follows:

Monthly Fixed Costs payments during the Total FA Shortfall shall equal []:

     where the Total FA Shortfall for any calendar month is the difference between the lesser of ([] of the Tuscola Unit C Production Capacity or the amount of Unit C Fumed Alumina ordered by CMC for said month) and the InSpec Fumed Alumina available from Tuscola Unit C (plus any Substitute Fumed Alumina supplied by Cabot) for said month (provided that the Total FA Shortfall cannot be less than []).

Quarterly Payments during the FA Shortfall shall equal []:

     where the Total FA Shortfall for any calendar quarter is the difference between the lesser of ([] of the Tuscola Unit C Production Capacity or the amount of Unit C Fumed Alumina ordered by CMC for said quarter) and InSpec Fumed Alumina available from Tuscola Unit C (plus any Substitute Fumed Alumina supplied by Cabot) for said quarter (provided that the Total FA Shortfall cannot be less than []).

         (c) For purposes of this Section 1.4(c) and Schedule 1, Paragraph IV, a "Contract Year" shall be defined as October 1 through the following September 30 of the Term so that the initial Contract Year shall be the 12 month period ending September 30, 2002. For purposes of this Section 1.4(c), the "Total Annual FA Shortfall" for a particular Contract Year shall equal (x) the difference between the lesser of (the Tuscola Unit C Production Capacity for such Contract Year or the amount of Unit C Fumed Alumina ordered by CMC for said Contract Year) and the InSpec Fumed Alumina available from Tuscola Unit C (plus any Substitute Fumed Alumina supplied by Cabot) for said Contract Year plus (y) any Total FA Shortfall during such Contract Year for which a pro-ration has been or is being made under Section 1.4(b) above (provided that the Total Annual FA Shortfall cannot be less than []). For purposes of determining the Total Annual FA Shortfall for the initial Contract Year (the 12 months ended September 30,
2002), (i) the amount of Unit C Fumed Alumina (plus any Substitute Fumed Alumina) accepted by CMC from Cabot between October 1, 2001 and the Effective Date shall be deemed Unit C Fumed

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Alumina ordered by CMC in the initial Contract Year and shall be deemed InSpec
Fumed Alumina available from Tuscola Unit C for said initial Contract Year. In the event there exists a Total Annual FA Shortfall at the end of any full Contract Year (but not for reasons of Force Majeure events, or because of CMC [] as independently verified by CMC or Cabot and mutually agreed upon by the Parties), Cabot shall, subject to the limitations set forth herein, [], credit CMC's account hereunder within thirty (30) days of the end of such Contract Year an amount determined as follows:

         the lesser of []

         Where:            []
         ----------------------
         # but not for reasons of Force Majeure events nor because of CMC [] (as independently verified by CMC or Cabot and mutually agreed upon by the Parties).

         1.5 Notice. Cabot agrees to notify CMC, in writing, within five business days of Cabot becoming aware of any actual or likely inability to supply, potential shortages or interruptions of the supply of Unit C Fumed Alumina to CMC.

         1.6 Production and Permitted Production from Tuscola Unit C. (a) Except as provided in this Section 1.6 (that is, during Permitted Production), during the Term of this Agreement, all Unit C Fumed Alumina shall be supplied to CMC. This shall include all Unit C Fumed Alumina produced as a result of capacity expansions to Tuscola Unit C as provided in Section 1.1(e).

         (b) Notwithstanding the foregoing, if the Parties agree in writing, Cabot may produce Unit C Fumed Alumina or other fumed alumina at Tuscola Unit C, or any Cabot product based on Fumed Alumina and produced there, (collectively or each, "Non-CMC Unit C Fumed Alumina") which need not be made available by Cabot to CMC, provided it is for: (i) the internal use of such Non-CMC Unit C Fumed Alumina by Cabot or its controlled subsidiaries, provided such internal use does not constitute a Competitive Use; or (ii) for sale by Cabot to a third party, provided that Cabot knows (or should know) that the ultimate use is not a Competitive Use and provided Cabot has complied with Section 1.6(e) below (as to Competitors) (each a "Permitted Production"). As used herein, (x) "Competitor" shall mean any party that produces any product that competes with any chemical mechanical polishing consumable product produced by CMC during the term of this Agreement and that it is listed on Exhibit E attached, which list may be updated periodically throughout the Term of this Agreement by CMC by written notice to Cabot and (y) "Competitive Use" shall mean the production of any product that competes with any chemical mechanical polishing consumable product produced by CMC during the Term of this Agreement. Cabot also agrees that it will not use Fumed Alumina produced at the Tuscola Pilot Plant for a Competitive Use while Cabot is obligated to provide to CMC Fumed Alumina produced at the Tuscola Pilot Plant (i) under this Agreement or (ii) under the FMO Agreement, except subsequent to a change in control of CMC.

         (c) In the event that CMC or Cabot becomes aware of any third party using Non-CMC Unit C Fumed Alumina for any Competitive Use or any third party reselling any Non-

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CMC Unit C Fumed Alumina to a Competitor, such Party shall notify the other
Party immediately of such use or resale. In such an event, Cabot shall not continue to sell or deliver any Non-CMC Unit C Fumed Alumina to such third party.

         (d) CMC will not be required to purchase from Cabot, and Cabot will not be required to sell to CMC, any Non-CMC Unit C Fumed Alumina produced during a Permitted Production (including any Non-CMC Unit C Fumed Alumina produced during the transition between the production of CMC Unit C Fumed Alumina and Non-CMC Fumed Alumina) and Non-CMC Unit C Fumed Alumina produced during a Permitted Production will be stored at Cabot's facility, and CMC will not be responsible for any Variable Costs for any Permitted Production. Cabot shall be responsible for all Variable Costs (as defined in Schedule 1 attached hereto and made a part hereof) for each Permitted Production. As reimbursement to CMC for Fixed Costs (as defined in Schedule I) for each Permitted Production, Cabot will pay to CMC, [] percent ([]%) of the Fixed Costs for Tuscola Unit C, calculated during the period of such Permitted Production. As reimbursement for Capital Costs (as defined in Schedule 1) for each Permitted Production, Cabot will pay to CMC [] percent ([]%) of the Initial Capital Costs calculated during the period of such Permitted Production.

         (e) Cabot may sell Non-CMC Unit C Fumed Alumina to the third parties listed in Exhibit E, which list may be updated periodically throughout the Term of this Agreement by CMC by written notice to Cabot, to this Agreement only for use by the divisions of such third parties listed in Exhibit E only as long as Cabot has verified (to be evidenced by Cabot's receipt of a representation letter or similar writing to such effect, a copy of which Cabot will provide contemporaneously to CMC) that such Non-CMC Unit C Fumed Alumina will not be used for any Competitive Use.

         1.7 During the Term of this Agreement, unless stated otherwise in this Agreement, CMC shall be obligated to purchase from Cabot all fumed alumina of the type set forth on Exhibit A hereto ("Fumed Alumina") necessary to produce the products produced by CMC on or before the Effective Date of this Agreement, but only up to the total of [] as of the Effective Date of this Agreement. Notwithstanding this obligation, CMC shall have the right to obtain Fumed Alumina from any third party in the event that Cabot fails to or is unwilling to supply CMC with its requirements for Fumed Alumina for any reason determined in good faith by CMC (including quality, whether or not with respect to InSpec Fumed Alumina, supply constraints, or a request by CMC to change a specification for Fumed Alumina that Cabot is unable or unwilling to meet), subject to CMC's obligations under Section 8.12 (entitled "Confidentiality") and to all and any intellectual property rights Cabot may have. In addition, CMC shall not be obligated to purchase from Cabot any Fumed Alumina with respect to products developed and produced by CMC after the Effective Date of this Agreement. This
Section 1.7 is the exclusive statement of CMC's obligation in this regard with respect to Fumed Alumina, whether from Tuscola Unit C or the Tuscola Pilot Plant, and replaces and governs CMC's obligations under Section 2.5 of the FMO Agreement to purchase Fumed Alumina from Cabot.

         1.8 Resale of Unit C Fumed Alumina. The parties intend and agree that Unit C Fumed Alumina purchased by CMC under this Agreement is purchased primarily for the use by CMC and its subsidiaries and affiliates in producing their products, and CMC does not intend to

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

resell Unit C Fumed Alumina or Substitute Fumed Alumina purchased from Cabot under this Agreement, provided, however, that in the event CMC in good faith determines that certain Unit C Fumed Alumina or Substitute Fumed Alumina is not fit for CMC's use, CMC shall have the right to resell such Unit C Fumed Alumina or Substitute Fumed Alumina, provided that CMC first offers Cabot the option to purchase such Unit C Fumed Alumina or Substitute Fumed Alumina according to the following: The purchase price to be paid by Cabot for any such Unit C Fumed Alumina or Substitute Fumed Alumina purchased by Cabot under this Section 1.8 shall be the sum of: (i) the amount of the Variable Costs (as defined in Schedule 1, Paragraph I.2) for such Unit C Fumed Alumina or Substitute Fumed Alumina (determined by the Variable Costs previously paid by CMC to Cabot for such Unit C Fumed Alumina or Substitute Fumed Alumina); (ii) [] percent ([]%) of the Fixed Costs (as defined in Schedule 1, Paragraph I.1) for Tuscola Unit C, for the month in which such Unit C Fumed Alumina or Substitute Fumed Alumina was produced times (x) the amount in pounds of such Unit C Fumed Alumina or Substitute Fumed Alumina purchased by Cabot hereunder divided by (y) [] of the Unit C Total Annual Design Amount unless Cabot supplies less than [] of the Tuscola Unit C Production Capacity for such month and CMC has ordered more than [] of the Tuscola Unit C Production Capacity for such month, in which case such amount will be divided by (z) the lesser of ([] of the Unit C Total Annual Design Amount or the Unit C Fumed Alumina and Substitute Fumed Alumina supplied by Cabot during such month); (iii) [] per pound ($[]/lb.) of the amount so purchased by Cabot (in respect of the Testing Costs described in Schedule 1, Paragraph I.3) and (iv) [] percent ([]%) of the Initial Capital Costs (as defined in Schedule 1, Paragraph II.1) for the quarter in which such Unit C Fumed Alumina or Substitute Fumed Alumina was produced times (x) the amount in pounds of such Unit C Fumed Alumina or Substitute Fumed Alumina purchased by Cabot hereunder divided by (y) [] of the Unit C Total Annual Design Amount unless Cabot supplies less than [] of the Tuscola Unit C Production Capacity for such quarter and CMC has ordered more than [] of the Tuscola Unit C Production Capacity for such quarter, in which case such amount will be divided by (z) the lesser of ([] of the Unit C Total Annual Design Amount or the Unit C Fumed Alumina and Substitute Fumed Alumina supplied by Cabot during such quarter). Cabot may use any such Unit C Fumed Alumina or Substitute Fumed Alumina purchased by Cabot from CMC under this Section 1.8, provided Cabot knows (or should know) that the ultimate use is not a Competitive Use and provided that Cabot has complied with Section 1.6 (as to Competitors). Cabot may sell any such Unit C Fumed Alumina or Substitute Fumed Alumina purchased by Cabot under this
Section 1.8 to any third party, provided Cabot knows (or should know) that the ultimate use is not a Competitive Use and provided that Cabot has complied with
Section 1.6 (as to Competitor). All such Unit C Fumed Alumina or Substitute Fumed Alumina resold to Cabot under this Section 1.8 shall be F.O.B. CMC's primary fumed alumina warehouse. Cabot must exercise such option to purchase such Unit C Fumed Alumina from CMC pursuant to the terms of this Section 1.8 by notifying CMC in writing within ten (10) days of being offered the first option to purchase any such Unit C Fumed Alumina from CMC under this Section 1.8; if Cabot has not so exercised its option under this Section, then CMC may resell such Unit C Fumed Alumina or Substitute Fumed Alumina to third parties for applications other than Inkjet Media Coatings.

         1.9 []. In the event CMC desires to purchase from its own source of, and to provide Cabot with, [] ("CMC []") for use in Tuscola Unit C for the production of Unit C Fumed Alumina to be purchased by CMC under this Agreement, the following shall apply: (i) only []

     CABOT MICROELECTRONICS CORPORATION - CABOT CORPORATION CONFIDENTIAL
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

which meets Cabot's specifications for [] as set forth in Exhibit B to this Agreement (as amended from time to time by written notice from Cabot and mutual agreement by CMC) to reflect the specifications Cabot uses for its purchases of [] for use in Tuscola Unit C (except for that [] used for Permitted Production by Cabot); (ii) written notice of such intended supply and use is given by CMC to Cabot not less than ninety (90) days from the estimated date of supply; and
(iii) prior to any use of CMC [] in commercial production, Cabot and CMC shall have conducted at least one trial of such CMC [] so that it can be qualified as an appropriate source for the production of Unit C Fumed Alumina.Cabot shall use such CMC [] so provided for such purpose. Cabot shall not be obligated to pay CMC for any CMC []. CMC will not be obligated to pay Cabot for any CMC [] supplied by CMC for the manufacture of Unit C Fumed Alumina and costs for such CMC [], and the costs for Cabot [] for which the CMC [] is being substituted, will not be included in the Variable Costs for which CMC is responsible under
Schedule 1.

         1.10 Operation Date. The first date of Tuscola Unit C's continuous operation at Tuscola Unit C Production Capacity (defined as one week of operation during which Tuscola Unit C operates at an annualized production rate of no less than [] lbs per year of InSpec Fumed Alumina) shall be referred to herein as the "Operation Date." The Parties both agree that the Operation Date occurred on September 21, 2001.

         1.11 Risk of Loss and Insurance. Cabot is and shall be the sole owner of Tuscola Unit C and any Tuscola Unit C Capacity Expansions. Risk of damage or loss for whatever reason for Tuscola Unit C and any Initial Capital Asset, Replacement Capital Asset or Additional Capital Asset (as each are defined in
Schedule 1, collectively "Capital Assets") shall be borne by Cabot. During the Term of this Agreement, Cabot shall maintain the following levels of the following types of insurance:

          A. Workers' Compensation and Employers' Liability

               1. Coverage "A" - Statutory State of Illinois
               2. Coverage "B" - Employers' Liability
                        Limit $500,000 each person, $1,000,000 each accident

          B. Comprehensive General Liability - One or more policies with aggregate limits of liability of $2,000,000 Combined Single Limit Per Occurrence.

2.       SALE AND PURCHASE

         2.1 Sale and Purchase. Pursuant to and subject to the terms and conditions of this Agreement, Cabot will manufacture, produce, deliver and sell to CMC such quantities of Unit C Fumed Alumina as CMC may order, and will be obligated to fill CMC's orders, in accordance with this Agreement. Subject to and pursuant to the terms and conditions of this Agreement, CMC agrees to purchase and accept all Unit C Fumed Alumina produced by Cabot pursuant to orders from CMC under this Agreement. Except as specifically provided hereunder, or in the case of a Permitted Production, Cabot agrees to manufacture, produce, deliver and sell Unit C Fumed Alumina only to CMC.

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

         2.2 Quantity.

         (a) Forecasts. In order for Cabot to utilize Tuscola Unit C efficiently, CMC shall provide to Cabot non-binding forecasts of CMC's projected volume of needed Unit C Fumed Alumina from Tuscola Unit C, on which Cabot will base its preparations for the operations of Tuscola Unit C. Such forecasts will be provided in the manner and form required under the FMO Agreement.

         (b) Good Faith. CMC's forecasts under this Agreement shall reflect its good faith expectations of its requirements of Unit C Fumed Alumina, and the Unit C Maximum Capacity Rate, and CMC shall act in a commercially reasonable manner to schedule orders consistent with its forecasts for Unit C Fumed Alumina and to allow Permitted Production, if possible.

         2.3 Orders. Orders for Unit C Fumed Alumina shall be issued by CMC from time to time, and shall specify the date(s) the Unit C Fumed Alumina is to be delivered to CMC, which date shall not be less than ten (10) business days prior to the date the order is received by Cabot, and shall be consistent with the Tuscola Unit C Production Capacity and the Unit C Maximum Capacity Rate.

         2.4 Delivery; Packaging; Title and Risk of Loss.

         (a) Cabot will package all Unit C Fumed Alumina and Substitute Fumed Alumina in accordance with the shipping requirements set forth in Exhibit A to this Agreement. All Unit C Fumed Alumina and Substitute Fumed Alumina delivered to CMC shall be F.O.B. Cabot's point of shipment. CMC shall be responsible for all transportation costs (and all warehousing costs for storage at CMC's request) and title and risk of loss or damage shall pass to CMC upon delivery to carrier.

         (b) Cabot agrees to take commercially reasonable efforts to deliver Unit C Fumed Alumina and Substitute Fumed Alumina within mutually agreed upon tolerances of applicable delivery dates, but shall deliver Unit C Fumed Alumina and Substitute Fumed Alumina no later than the delivery date requested by CMC on each order consistent with Section 2.3.

3.       TECHNICAL SPECIFICATIONS

         3.1 Specifications. Except as otherwise provided in this Agreement, Cabot shall comply with the manufacturing, packaging, handling and shipping requirements for Unit C Fumed Alumina and Substitute Fumed Alumina, whether InSpec Fumed Alumina or OQ Fumed Alumina (with the exception of manufacturing requirements for OQ Fumed Alumina), as set forth in Exhibit A attached, and that the InSpec Fumed Alumina it provides will meet the specifications set forth in Exhibit A. Cabot shall provide to CMC all certificates and other documents as set forth in Exhibit A in a timely manner.

         3.2 Testing. Cabot agrees to comply with the sampling and testing requirements set forth in Exhibit A to this Agreement.

       CABOT MICROELECTRONICS CORPORATION - CABOT CORPORATION CONFIDENTIAL
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

         3.3 Nonconforming Product.


         (a) Notice. Upon delivery of each shipment of Unit C Fumed Alumina to CMC, Cabot must give notice to CMC of any OQ Fumed Alumina delivered in such shipment.

         (b) Replacement. Upon receipt by CMC of a notice of OQ Fumed Alumina from Cabot, at CMC's request, Cabot shall provide to CMC InSpec Fumed Alumina as a replacement to the OQ Fumed Alumina in accordance with this Agreement. To the extent an FA Shortfall is caused by Cabot producing OQ Fumed Alumina in excess of [] percent ([]%) for calendar months through September 30, 2002 and in excess of [] ([]%) for calendar months beginning October 1, 2002, of the Unit C Fumed Alumina that has been manufactured for such period (but not for reasons of Force Majeure events or because of CMC [], as independently verified by CMC or Cabot and mutually agreed upon by the Parties), then Cabot will provide CMC with an amount of Substitute Fumed Alumina equal to the Excess OQ Alumina produced at no cost to CMC. CMC shall make available to Cabot an equivalent amount of OQ Fumed Alumina at no cost to Cabot. "Excess OQ Alumina" is defined as (i) the amount of OQ Fumed Alumina produced during the month (but not for reasons of Force Majeure events or because of CMC [], as independently verified by CMC or Cabot and mutually agreed upon by the Parties) minus (ii) (A) [] for calendar month through September 30, 2002 and [] for calendar months beginning October, 1, 2002 times (B) the lesser of (x) CMC's orders for the month or (y) [] of the Tuscola Unit C Production Capacity (provided that the amount of Excess OQ Alumina can not be less than []).

         3.4 Material Safety Data Sheets. Cabot agrees to label Unit C Fumed Alumina as provided by applicable law and to provide CMC with current copies of Material Safety Data Sheets ("MSDS") for the Unit C Fumed Alumina. CMC agrees to provide its employees and contractors who store, handle or are exposed to the Unit C Fumed Alumina with copies and/or access to such MSDS.

4.       PRICES AND PAYMENTS

         4.1 Price. CMC shall pay to Cabot the quarterly and monthly payments and fees set forth on Schedule 1, as adjusted from time to time. CMC shall not owe to Cabot and shall not be responsible for payment of any costs except as specified in Schedule 1. Other than the amounts specified in Schedule 1, CMC shall not be obligated to make any payments, expenditures or reimbursements to Cabot under this Agreement for Unit C Fumed Alumina, other than the amounts under Section 2.4, 4.4, and 6.1(b).

         4.2 Invoicing. Monthly and quarterly invoices from Cabot will be delivered to CMC no later than 15 days prior to the date that they become due, and will include the following itemized detail, consistent with those terms included in Schedule 1:

[]

         4.3 Method of Payment. Payments shall be made by CMC to Cabot according to the schedule below commencing for the calendar month following the month in which the Operation

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

Date occurs (that is, October 2001) and for the quarter-ended for the quarter following the quarter in which the Operation Date occurs (that is, for the quarter beginning October 1, 2001). Fixed Costs and Variable Costs shall be pro-rated for the calendar month in which the Operation Date occurs. Such payments, as well as any payments Cabot is obligated to make to CMC under this Agreement, shall be made by check, wire transfer or, in the case of payment by Cabot, credit in readily available same day or next day funds denominated in United States dollars. Payments will not be made by CMC to Cabot without receipt of invoices with the itemized detail required by Section 4.2. If payment is to be made by wire transfer, the receiving party shall provide the other with wire transfer instructions.

[]

         4.4 Taxes, Charges, & Duties. All applicable sales and other taxes and other charges such as duties, customs, tariffs, imports and government imposed surcharges, and freight (if applicable) that are directly attributable to CMC as a result of the transactions specified under this Agreement shall be for the account of CMC and shall be stated separately on Cabot's invoices to CMC. CMC shall not be responsible for payment of any interest or penalties in connection with said taxes not directly caused by CMC, and CMC has the right, but not the obligation, to protest the validity or amount of any tax. The foregoing notwithstanding, CMC shall not be responsible for taxes not directly related to the transactions specified under this Agreement (including but not limited to Cabot's income, franchise or property taxes) or other taxes not directly related to the Unit C Fumed Alumina, unless specified in Schedule 1. CMC shall not be separately responsible, and Cabot will not separately charge CMC for, taxes and other charges that are specified as Fixed or other Costs in Schedule 1 for which CMC is responsible under this Agreement.

5.       LIMITED WARRANTIES AND REMEDIES; PATENT INDEMNIFICATION

         5.1 Warranties as to Unit C Fumed Alumina. Cabot hereby represents and warrants to CMC that, when shipped to CMC, the InSpec Fumed Alumina, whether Unit C Fumed Alumina or Substitute Fumed Alumina, will conform in all respects to the specifications then in effect and as then set forth in the materials specified in Exhibit A of this Agreement. Notwithstanding anything to the contrary, Cabot makes no representation or warranty as to OQ Fumed Alumina, which is sold "AS IS". CABOT MAKES NO OTHER REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER MATTER WITH RESPECT TO ANY UNIT C FUMED ALUMINA OR SUBSTITUTE FUMED ALUMINA, WHETHER USED ALONE OR IN COMBINATION WITH OTHER SUBSTANCES, EVEN IF THE PURPOSES OR USES OF SUCH UNIT C FUMED ALUMINA OR SUBSTITUTE FUMED ALUMINA ARE KNOWN BY CABOT. Cabot also represents and warrants that such Fumed Alumina delivered pursuant to this Agreement is free and clear of all liens, claims and encumbrances and is conveyed with good title to CMC.

         5.2 Remedies. EXCEPT IN RESPECT OF OBLIGATIONS UNDER SECTION 8.12 AND EXCEPT TO THE EXTENT RESULTING FROM FRAUD, GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT, IN NO EVENT SHALL EITHER PARTY BE

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

RESPONSIBLE OR LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOSS OF PROFITS OR LOSS OF OPPORTUNITIES, ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         5.3 Patent Infringement. (a) Subject to Section 5.2, Cabot shall defend, indemnify and hold CMC, its officers, directors, employees, successors and permitted assigns (collectively, the "CMC Indemnified Parties") harmless from and against any damages, liabilities, fines, penalties, costs and expenses (including reasonable attorneys' fees) incurred by the CMC Indemnified Parties in the defense of any suit or legal proceeding against the CMC Indemnified Parties, insofar as the same are based on a claim that Unit C Fumed Alumina or Substitute Fumed Alumina furnished under this Agreement, except as excluded below, in itself constitutes an infringement of any United States or European patent, provided that the CMC Indemnified Parties have given Cabot (A) prompt written notice of all facts which it knows or should know that might be the basis of such an infringement claim and (B) prompt written notice of any such infringement claim and the institution of such suit or proceeding, and that the CMC Indemnified Parties provide Cabot with all necessary authority, information, and reasonable assistance to enable Cabot to control, settle or defend the same at Cabot's option. In the event Cabot is so responsible under this Section 5.3(a), the Parties agree that: (1) Cabot and CMC shall work together to discuss viable and commercially reasonable alternatives for assuring continued supply to CMC of Unit C Fumed Alumina or Substitute Fumed Alumina; and (2) Cabot and CMC shall mutually agree, at Cabot's expense, to have Cabot take one or more (in parallel or sequentially) of the following options: (x) procure for Cabot or CMC, as the case may be, the right to continue using Unit C Fumed Alumina or Substitute Fumed Alumina (in the event that the Parties determine it is more practical for CMC to obtain such right, at Cabot's expense, then CMC will cooperate in doing so); (y) modify the same so that it becomes noninfringing; or
(z) replace it with noninfringing Fumed Alumina. In the event that Cabot is unable to achieve either alternative (x), (y) or (z), Cabot may terminate this Agreement without further liability to CMC (in which case CMC shall not be liable for the Remaining Capital Costs as defined in Section 6.1 or any other costs or amounts, other than for Schedule 1 payments through the date of such termination). This Section 5.3 states Cabot's entire obligation and liability with respect to intellectual property infringement claims. Notwithstanding the foregoing, Cabot does not assume any obligation or liability with respect to (i) any use of products by CMC or its affiliates or their customers (or other CMC Indemnified Party), including without limitation use of products alone or in combination with other substances or components or (ii) products furnished, or methods used by Cabot, in accordance with specifications or instructions furnished by or prescribed by CMC.

         (b) If Cabot is enjoined from supplying Unit C Fumed Alumina or Substitute Fumed Alumina, or CMC is enjoined from purchasing or using Unit C Fumed Alumina or Substitute Fumed Alumina, or if Cabot determines in good faith that it is unable or unwilling to supply Unit C Fumed Alumina or Substitute Fumed Alumina because such Fumed Alumina or its use may infringe a patent or constitute a misappropriation of a trade secret, then Cabot shall have the right to suspend supplying the affected Fumed Alumina to CMC without incurring any liability under this Agreement. In the event that (i) such injunction results from a claim for which Cabot is responsible under Section 5.3(a) or (ii) such determination relates to an infringement or possible infringement for which

       CABOT MICROELECTRONICS CORPORATION - CABOT CORPORATION CONFIDENTIAL
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

Cabot is responsible under Section 5.3(a), then the Parties agree that: (1) Cabot and CMC shall work together to discuss viable and commercially reasonable alternatives for assuring continued supply to CMC of Unit C Fumed Alumina or Substitute Fumed Alumina; and (2) Cabot and CMC shall mutually agree, at Cabot's expense, to have Cabot take one or more (in parallel or sequentially) of the following options: (x) procure for Cabot or CMC, as the case may be, the right to continue using Unit C Fumed Alumina or Substitute Fumed Alumina (in the event that the Parties determine it is more practical for CMC to obtain such right, at Cabot's expense, then CMC will cooperate in doing so ; (y) modify the same so that it becomes noninfringing; or (z) replace it with noninfringing Fumed Alumina. In the event that Cabot is unable to achieve either alternative (x),
(y) or (z), Cabot may suspend supplying Unit C Fumed Alumina or Substitute Fumed Alumina to CMC or terminate this Agreement without further liability to CMC (in which case CMC shall not be liable for the Remaining Capital Costs as defined in
Section 6.1 or any other costs or amounts, other than for Schedule 1 payments through the date of such termination).

         (c) Subject to Section 5.2, CMC shall defend, indemnify and hold Cabot, its officers, directors, employees, successors and permitted assigns (collectively, the "Cabot Indemnified Parties") harmless from and against any damages, liabilities, fines, penalties, costs and expenses (including reasonable attorneys' fees) incurred by the Cabot Indemnified Parties in the defense of any suit or legal proceeding against the Cabot Indemnified Parties insofar as the same are based on claim of infringement or alleged infringement of any United States or European Patent with respect to (i) any use of Unit C Fumed Alumina or Substitute Fumed Alumina by CMC or its affiliates or their customers (or other CMC Indemnified Party), including without limitation use of Unit C Fumed Alumina or Substitute Fumed Alumina alone or in combination with other substances or components or (ii) Unit C Fumed Alumina or Substitute Fumed Alumina furnished, or methods used by Cabot, in accordance with specifications or instructions furnished by or prescribed by CMC, provided that the Cabot Indemnified Parties have given CMC (A) prompt written notice of all facts which it knows or should know that might be the basis of such an infringement claim and (B) prompt written notice of any such infringement claim and the institution of such suit or proceeding, and that the Cabot Indemnified Parties provide CMC with all necessary authority, information, and reasonable assistance to enable CMC to control, settle or defend the same at CMC's option. This Section 5.3 states CMC's entire obligation and liability with respect to intellectual property infringement claims.

6.       TERM AND TERMINATION

         6.1 Term. (a) This Agreement shall be effective as of the Effective Date and shall continue for a period of five (5) years from such date ("Initial Term"). Thereafter, CMC may renew this Agreement for an additional five (5) year period ("Renewal Term") as provided in paragraph (b) of this Section 6.1. Unless terminated earlier as provided in Section 6.2, the "Term" shall mean the Initial Term and, if applicable, the Renewal Term.

         (b) No less than twelve (12) months prior to the end of the Initial Term, CMC will notify Cabot in writing of either its election to renew this Agreement or its election not to renew this Agreement as of the end of the Initial Term. Cabot will confirm to CMC in writing within ten (10) days following the twelve (12) months prior to the end of the Initial Term its understanding of CMC's election to renew or not to renew this

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

Agreement, or alternatively, of CMC's failure to provide Cabot with notice of its election to renew or not to renew this Agreement. Failure by CMC to notify Cabot in writing of its election to renew this Agreement no later than eleven
(11) months prior to the end of the Initial Term, shall be deemed an election by CMC not to renew this Agreement, provided that Cabot has given CMC the notice set forth in the preceding sentence. In the event that CMC does not elect to renew this Agreement after its Initial Term, CMC will pay to Cabot the Remaining Capital Costs which shall be due and payable within ninety (90) days after the last day of the Initial Term. CMC will only be responsible for payment of the Remaining Capital Costs to Cabot in the event that this Agreement terminates upon expiration of the Initial Term. As used herein, "Remaining Capital Costs" shall mean the present value of the remaining twenty (20) quarterly payments for Initial Capital Costs, discounted at the quarterly rate of []% and calculated at the end of the Initial Term, plus any unreimbursed Replacement Capital Costs and any unreimbursed Additional Capital Costs (as defined on Schedule 1, Paragraph II.3)

         (c) In the event that this Agreement terminates upon expiration of the Initial Term under this Section 6.1, and Cabot operates Tuscola Unit C for any purpose and at any time during the period of three (3) years following such termination of this Agreement, Cabot will reimburse CMC for the Initial Capital Costs according to the formula below, beginning with the first quarter of such Cabot production on Tuscola Unit C and ending no later than the tenth anniversary of the end of the Initial Term:

         Quarterly Reimbursement = []

         Where:   []

         Cabot shall make such Quarterly Reimbursement payment to CMC within thirty (30) days of the end of the applicable quarter. To the extent any sums under this Agreement are due and owing by CMC to Cabot following this Agreement's termination, Cabot may deduct such sums from any Quarterly Reimbursement it owes to CMC hereunder.

         (d) Except in the event this Agreement terminates upon expiration of the Renewal Term, in the event that this Agreement terminates for any reason other than upon expiration of the Initial Term under Section 6.1 (which is addressed in 6.1 (c) above) and Cabot operates Tuscola Unit C for any purpose and at any time during the period of three (3) years following such termination of this Agreement, Cabot will reimburse CMC for Initial Capital Costs according to the formula below, beginning with the first quarter of such Cabot production on Tuscola Unit C and ending on either (I) the 40th quarter after the first quarter of such Cabot production or (II) the fifteenth anniversary of the Effective Date of this Agreement, whichever comes first:

         Quarterly Reimbursement = []

         Where:   []

         Provided, however, that the sum of Cabot's Quarterly Reimbursements to CMC will not exceed the sum of the quarterly payments for Initial Capital Costs made or owed by CMC to Cabot prior to termination of this Agreement.


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
         Cabot shall make such Quarterly Reimbursement payment to CMC within thirty (30) days of the end of the applicable quarter. To the extent any sums under this Agreement are due and owing by CMC to Cabot following this Agreement's termination, Cabot may deduct such sums from any Quarterly Reimbursement it owes to CMC hereunder.

         6.2 Termination for Material Default. If either Party materially defaults in the performance of any material term, condition or covenant of this Agreement and such default shall not have been remedied, or steps initiated to remedy the same to the other Party's reasonable satisfaction, within one (1) month after receipt of written notice thereof to the defaulting Party from the other Party detailing such default and its intent to terminate this Agreement, then the Party not in default may terminate this Agreement. In the case of termination by CMC under this Section 6.2 for material default by Cabot, CMC will not be liable for the Remaining Capital Costs, or other costs, other than for Schedule 1 payments that are due and owing through the date of termination. For purposes of this Section 6.2, among other things, Cabot's failure to deliver InSpec Fumed Alumina in accordance with its obligations under this Agreement for six (6) or more consecutive calendar months shall be deemed a material default of a material term of this Agreement, provided, however, that CMC has ordered Unit C Fumed Alumina during each of such months.

         6.3 Rights and Obligations on Expiration or Termination. The provisions of Sections 5, 6, and 8 of this Agreement shall survive the termination or expiration of this Agreement. In addition, any rights of Cabot to, and obligations of CMC to make, payments accrued through the date of such termination, as well as obligations of the Parties under firm orders for purchase and delivery of Unit C Fumed Alumina at the time of such termination shall remain in effect after the termination or expiration of this Agreement.

7.       CONSENTS; NOTICES

         Unless otherwise set forth herein, whenever any notice, consent or approval is to be given in this Agreement, it must be in writing and delivered in accordance with the provisions of this Section 7. Any such writing will be duly given upon delivery, if delivered by hand, facsimile transmission or mail, to the following addresses:

         If to Cabot:               Cabot Corporation
                                    Business and Technical Center
                                    Billerica, MA  01821
                                    Attn: Strategic Business Unit Manager,
                                          CMP Business
                                    Telcopier: 978-670-8095

           With a copy to:          Cabot Corporation
                                    Two Seaport Lane, Suite 1300
                                    Boston, MA  02210
                                    Attn: Law Department
                                    Telecopier: 617-342-6039

       CABOT MICROELECTRONICS CORPORATION - CABOT CORPORATION CONFIDENTIAL
                                  Page 16 of 27           __________, __________

         If to CMC:                 Cabot Microelectronics Corporation
                                    870 North Commons Drive
                                    Aurora, IL  60504
                                    Attn: Vice President of Operations
                                    Telecopier: 630-375-5596

         With a copy to:            Cabot Microelectronics Corporation
                                    870 North Commons Drive
                                    Aurora, IL 60504
                                    Attn: General Counsel
                                    Telecopier: 630-499-2644

or to such other address as may be designated in writing by any of the parties from time to time in accordance herewith.

8.       GENERAL

         8.1 Severability. If any provision of this Agreement shall be found to be invalid or unenforceable, then such provision or provisions shall not invalidate or in any way affect the enforceability of the remainder of this Agreement and such provision or provisions shall be curtailed and limited to the extent necessary to bring the Agreement within any legal requirement and the parties shall negotiate in good faith with respect to an equitable modification of the provision or application thereof held to be invalid.

         8.2 Modification; Waivers. Except as expressly provided herein, this Agreement may be modified or amended only with the written consent of each party hereto. Neither party hereto shall be released from its obligations hereunder without the written consent of the other party. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but any such waiver shall be effective only if in a writing signed by the party against which such waiver is to be asserted. Except as otherwise specifically provided herein, no delay on the part of either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

         8.3 Succession. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and other legal representatives and, to the extent that any assignment hereof is permitted hereunder, their assignees.

         8.4 Counterparts. This Agreement may be executed in counterparts.

         8.5 Further Assurances. Each party agrees to provide any additional documents and take any such further action as may be reasonably requested by the other party in order to carry out the purpose and intent of this Agreement.


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
         8.6 Entire Agreement. This Agreement contains the full and complete undertaking and agreement between the parties hereto with respect to the sale of Unit C Fumed Alumina and Substitute Fumed Alumina by Cabot to CMC, and supersedes all other agreements between Cabot and CMC, whether written or oral, except any confidentiality agreements between the parties, which shall, to the extent such agreements do not contradict the terms of this Agreement, continue in effect.

         8.7 Headings. The headings of the sections and other subdivisions of this Agreement are for convenient reference only. They shall not be used in any way to govern, limit, modify, construe this Agreement or any part or provision thereof nor otherwise be given any legal effect.

         8.8 Assignees and Third Parties. This Agreement may not be assigned by either party without the prior written consent of the other party and any attempted assignment without such consent shall be null and void; provided, however, that Cabot may assign this Agreement to a subsidiary or affiliated company. A change of control of either Party will not be deemed to be an assignment in violation of this Section 8.8. In addition, Cabot may make arrangements for the production and sale of Unit C Fumed Alumina required hereunder to be manufactured and sold by a subsidiary or an affiliate, including but not limited to Cabot Carbon Ltd. Such arrangements may take the form of an assignment of certain rights and obligations hereunder or a subcontract of certain obligations hereunder. Similarly, CMC may make arrangements for the purchase of Fumed Alumina hereunder to be made by a subsidiary or affiliate, including but not limited to Cabot Microelectronics International Corporation. Such arrangements may take the form of an assignment of certain rights and obligations hereunder. However, all sales of Unit C Fumed Alumina or Substitute Fumed Alumina pursuant to any such arrangement shall be governed by the terms of this Agreement.

         8.9 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of Delaware, without giving effect to principles of conflicts or choice of laws of Delaware or of any other jurisdiction.

         8.10 Force Majeure. Each of the parties hereto shall be excused from delays in performing or from failure to perform hereunder to the extent that such delays or failures result from causes beyond the reasonable control of such party, including, but not limited to, forces of nature, acts of God, strikes, lockouts, wars, blockades, insurrections, riots, epidemics, restraints or requirements of any government or government agency, civil disturbances, explosions, breakage or accident to machinery or lines of pipe, unavailability of raw material or supplies, strandings, perils of the sea, the binding order of any court or governmental authority which has been resisted in good faith by all reasonable means, and other cause, whether of the kind enumerated or otherwise, not reasonably within the control of the party claiming suspension. Failure to prevent or settle any strike shall not be considered to be a matter within the control of the party claiming suspension. However, in order to be excused from delay or failure to perform, such party must act diligently to remedy the cause of such delay or failure.

         8.11 CMC reserves the right, upon reasonable prior written notice to Cabot, to be given Cabot production, cost and quality records for Tuscola Unit C solely in order to verify Cabot's compliance with its obligations under this Agreement. CMC shall also have the third party audit rights under Schedule 1, Paragraph IV.


       CABOT MICROELECTRONICS CORPORATION - CABOT CORPORATION CONFIDENTIAL
                                  Page 18 of 27           __________, __________

         8.12 Confidentiality. Each of Cabot and CMC agree to keep confidential and not disclose, and shall cause their respective subsidiaries and affiliates to keep confidential and not disclose, to any party or use for any purpose (other than for the performance of this Agreement or the Master FMO Agreement), any proprietary or other confidential information of the other party which is received pursuant to this Agreement ("Confidential Information"). Confidential Information shall be subject to the restrictions of this paragraph only if it is marked as confidential or proprietary or, if not disclosed in tangible form, the disclosing party notifies the recipient of its confidential or proprietary nature prior to its disclosure. For purposes of this Agreement, Confidential Information of a party does not include, and a party and a party's subsidiaries and affiliates will have no obligations under this provision with respect to, any information of the other party or any subsidiary or affiliate of the other party (the other party and subsidiaries and affiliates of the other party being referred to as the "receiving party") which:

         (i) is already known to the receiving party from a source other than the disclosing party as evidenced by competent proof thereof; or
         (ii) is or becomes publicly known through no wrongful act of the receiving party (in which event the receiving party's obligations under this Agreement in respect thereto shall terminate on the date such information enters the public domain); or
         (iii) is rightfully received by the receiving party from a third party without violation of any obligations of confidentiality owed by the third party to the disclosing party; or
         (iv) is disclosed by the disclosing party to a third party without restrictions on the third party's right to use or disclose such information; or
         (v) is independently developed by employees or consultants of the receiving party without use of or reference to the disclosing party's Confidential Information; or
         (vi) is approved for release by written authorization of the disclosing party

         8.13 Independent Contractors. CMC and Cabot are each independent contractors. Nothing herein contained shall be construed to place CMC and Cabot in the relationship of principal and agent, master and servant, partners, or joint ventures, and, except as otherwise set forth in this Agreement, neither party shall have, expressly or by implication, the power to represent itself as having any authority to make contracts in the name of or binding upon the other, or to obligate or bind the other in any manner whatsoever.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

CABOT CORPORATION


By  ______________________________________


Title:____________________________________

CABOT MICROELECTRONICS CORPORATION

By  ______________________________________


Title:____________________________________

       CABOT MICROELECTRONICS CORPORATION - CABOT CORPORATION CONFIDENTIAL
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



                                   SCHEDULE 1

[5 pages have been omitted pursuant to a request for confidential treatment under Rule 24b-2, promulgated under the Securities Exchange Act of 1934, as amended.]


































       CABOT MICROELECTRONICS CORPORATION - CABOT CORPORATION CONFIDENTIAL
                                  Page 20 of 27           __________, __________

         EXHIBIT A

[9 pages have been omitted pursuant to a request for confidential treatment under Rule 24b-2, promulgated under the Securities Exchange Act of 1934, as amended.]


























       CABOT MICROELECTRONICS CORPORATION - CABOT CORPORATION CONFIDENTIAL
                                  Page 21 of 27           __________, __________

                                    EXHIBIT B


[]



























       CABOT MICROELECTRONICS CORPORATION - CABOT CORPORATION CONFIDENTIAL
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


                                    EXHIBIT C
                                       []



































       CABOT MICROELECTRONICS CORPORATION - CABOT CORPORATION CONFIDENTIAL
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


                                    EXHIBIT D

                                       []




























       CABOT MICROELECTRONICS CORPORATION - CABOT CORPORATION CONFIDENTIAL
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


                                    EXHIBIT E

                                       []






















       CABOT MICROELECTRONICS CORPORATION - CABOT CORPORATION CONFIDENTIAL
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


                                    EXHIBIT F


                                       []



       CABOT MICROELECTRONICS CORPORATION - CABOT CORPORATION CONFIDENTIAL
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